Exhibit 23.1





                      Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of Colonial Realty Limited Partnership on Forms S-3 related to the Shelf Registrations dated July 5, 1996 (File No. 333-04301) and October 25, 1996 (File No. 333-14401) of our report dated February 7, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property--Riverchase Center Building 2100; our report dated April 24, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property--Beechwood Shopping Center; our report dated June 16, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property--The Meadows at Trussville; our report dated June 18, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property--Brookwood Village; and our report dated June 23, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of the Proposed Office and Retail Merger in Atlanta, Georgia, which reports are included in this Form 8-K.



                                                   /s/ Coopers & Lybrand L.L.P.
                                                      COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
July 17, 1997



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